UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

 See Item 8.01 disclosure.

Item 8.01.     Other Events

On December 2, 2004, Applied Digital Solutions, Inc.’s majority-owned subsidiary, Digital Angel Corporation (AMEX:DOC), entered into a Change of Control Agreement (“Agreement”) with Kevin N. McGrath, Digital Angel Corporation’s Chief Executive Officer and President. Upon a Change of Control, as defined in the Agreement, the Agreement provides for Digital Angel Corporation to pay compensation to Kevin N. McGrath of three times his base salary and three times his average bonus paid to him for the three full years immediately prior to the Change of Control. A Change in Control as defined in the Agreement shall be deemed to occur if: (i) any person or entity (or persons or entities acting as a group) other than Applied Digital Solutions, Inc. acquires stock of Digital Angel Corporation that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty (50%) percent of the fair market value or total voting power of Digital Angel Corporation; or, (ii) a member of the Board of Directors of Digital Angel Corporation is replaced by a director (or a new director is added to Digital Angel Corporation’s Board of Directors) and such director was not nominated and approved by Digital Angel Corporation’s Board of Directors; or, (iii) a change of control occurs at Applied Digital Solutions, Inc. as such term is defined in the employment agreement between Scott R. Silverman and Applied Digital Solutions, Inc. Scott R. Silverman is the current Chairman of the Board of Applied Digital Solutions, Inc. and Digital Angel Corporation.

The Change of Control Agreement is attached as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired-Not Applicable

(b)	Pro forma financial information-Not Applicable

(c)	Exhibits

            Exhibit No. 10.1  Change of Control Agreement, dated December 2, 2004, between Digital Angel Corporation and Kevin N. McGrath

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date: December 3, 2004	By: Evan C. McKeown
/s/ Evan C. McKeown
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number        Description

10.1	Change of Control Agreement, dated December 2, 2004, between Digital Angel Corporation and Kevin N. McGrath